                                                                  EXHIBIT 99(ii)

                             NACCO Industries, Inc.
                     Unaudited Consolidating Balance Sheet
                               December 31, 2001
                                 (In millions)


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

                                                                                                    NACoal
                                                                                    -------------------------------------
                                                                                      Project      NACoal
                                                                                      Mining      excl Proj
                                                              NMHG      Housewares  Subsidiaries    Mines     Consolidated
                                                           ----------   ----------  ------------  ----------  ------------

Current Assets
    Cash and cash equivalents                              $     59.6   $      8.0   $      2.6   $      1.7    $      4.3
    Accounts receivable, net                                    165.7         74.9         15.9          7.9          23.8
    Intercompany accounts receivable                             23.0          2.8          4.9          3.6           8.5
    Intercompany notes receivable                                  --           --         10.6        (10.6)           --
    Inventories                                                 234.5         84.8         31.0         10.3          41.3
    Deferred income taxes                                        32.9          6.3          0.9          0.1           1.0
    Prepaid expenses and other                                   12.2          7.3          0.8          0.6           1.4
                                                           ----------   ----------   ----------   ----------    ----------
                                                                527.9        184.1         66.7         13.6          80.3

Property, Plant and Equipment, net                              280.5         55.1        257.9        136.0         393.9

Deferred Charges
    Goodwill, net                                               344.2         83.7           --           --            --
    Coal supply agreements, net                                    --           --           --         85.2          85.2
    Deferred costs and other                                      1.9          3.1         35.9          9.7          45.6
    Deferred income taxes                                        15.7         15.2           --           --            --
                                                           ----------   ----------   ----------   ----------    ----------
                                                                361.8        102.0         35.9         94.9         130.8

Other Assets                                                     34.9          6.3         22.6          5.8          28.4
                                                           ----------   ----------   ----------   ----------    ----------

Total Assets                                               $  1,205.1   $    347.5   $    383.1   $    250.3    $    633.4
                                                           ==========   ==========   ==========   ==========    ==========


Current Liabilities
    Accounts payable                                       $    176.6   $     39.0   $     14.6   $      4.7    $     19.3
    Intercompany accounts payable                                 0.1          1.5          0.6          1.1           1.7
    Revolving credit agreements                                  36.2         23.5           --           --            --
    Revolving credit agreement expected to be refinanced        265.0           --           --           --            --
    Current maturities of long-term debt                         25.5           --           --         16.4          16.4
    Current obligations of project mining subsidiaries             --           --         37.9           --          37.9
    Accrued payroll                                              20.0          9.2          4.2          2.1           6.3
    Accrued warranty obligations                                 34.3          0.2           --           --            --
    Intercompany notes payable                                    8.0          3.0           --         12.3          12.3
    Other current liabilities                                   112.2         33.0          5.1          7.0          12.1
                                                           ----------   ----------   ----------   ----------    ----------
                                                                677.9        109.4         62.4         43.6         106.0

Long-term Debt                                                   27.7         80.3           --        140.1         140.1

Obligations of Project Mining Subsidiaries                         --           --        271.3           --         271.3

Self-insurance Reserves and Other                               115.2         12.2         44.5         21.5          66.0

Minority Interest                                                 2.3           --           --          1.1           1.1
Stockholders' Equity                                            382.0        145.6          4.9         44.0          48.9
                                                           ----------   ----------   ----------   ----------    ----------
Total Liabilities and Stockholders' Equity                 $  1,205.1   $    347.5   $    383.1   $    250.3    $    633.4
                                                           ==========   ==========   ==========   ==========    ==========



                                                              NACCO &        NACCO         NACCO
                                                               Other         Elims      Consolidated
                                                             ----------    ----------   ------------

Current Assets
    Cash and cash equivalents                                $       --    $       --    $     71.9
    Accounts receivable, net                                        0.1            --         264.5
    Intercompany accounts receivable                                3.8         (38.1)           --
    Intercompany notes receivable                                  69.3         (69.3)           --
    Inventories                                                      --            --         360.6
    Deferred income taxes                                            --            --          40.2
    Prepaid expenses and other                                     12.0          (0.1)         32.8
                                                             ----------    ----------    ----------
                                                                   85.2        (107.5)        770.0

Property, Plant and Equipment, net                                  2.5            --         732.0

Deferred Charges
    Goodwill, net                                                    --            --         427.9
    Coal supply agreements, net                                      --            --          85.2
    Deferred costs and other                                         --           0.1          50.7
    Deferred income taxes                                          18.4         (23.2)         26.1
                                                             ----------    ----------    ----------
                                                                   18.4         (23.1)        589.9

Other Assets                                                      590.1        (589.7)         70.0
                                                             ----------    ----------    ----------

Total Assets                                                 $    696.2    $   (720.3)   $  2,161.9
                                                             ==========    ==========    ==========


Current Liabilities
    Accounts payable                                         $      0.6    $     (0.2)   $    235.3
    Intercompany accounts payable                                  34.5         (37.8)           --
    Revolving credit agreements                                      --            --          59.7
    Revolving credit agreement expected to be refinanced             --            --         265.0
    Current maturities of long-term debt                             --            --          41.9
    Current obligations of project mining subsidiaries               --            --          37.9
    Accrued payroll                                                 3.0            --          38.5
    Accrued warranty obligations                                     --            --          34.5
    Intercompany notes payable                                     46.0         (69.3)           --
    Other current liabilities                                       4.3          (0.1)        161.5
                                                             ----------    ----------    ----------
                                                                   88.4        (107.4)        874.3

Long-term Debt                                                       --            --         248.1

Obligations of Project Mining Subsidiaries                           --            --         271.3

Self-insurance Reserves and Other                                  65.2         (23.1)        235.5

Minority Interest                                                    --            --           3.4
Stockholders' Equity                                              542.6        (589.8)        529.3
                                                             ----------    ----------    ----------
Total Liabilities and Stockholders' Equity                   $    696.2    $   (720.3)   $  2,161.9
                                                             ==========    ==========    ==========
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